Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EVERCORE PARTNERS INC.

Evercore Partners Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on August 16, 2006 (the “Certificate of Incorporation”).

2.	Article I of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

Section 1.1. Name. The name of the Corporation is Evercore Inc. (the “Corporation”).

3.	This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	All other provisions of the Certificate of Incorporation remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its undersigned duly authorized officer, this 29th day of August, 2017.

EVERCORE PARTNERS INC.

By:	/s/ Adam B. Frankel
Adam B. Frankel
General Counsel and Corporate Secretary